UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 29, 2022

TPG Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41222	87-2063362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of principal executive offices)	(Zip code)

(817) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	TPG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

TPG Inc. (the “Company”) will hold its 2023 annual meeting of stockholders (the “2023 Annual Meeting”) on June 8, 2023. Further details about the 2023 Annual Meeting, including the time and location, will be set forth in the Company’s proxy statement.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2023 Annual Meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company has set December 19, 2022 as the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement pursuant to Rule 14a-8.

For any director nominations and stockholder proposals to be properly brought before the 2023 Annual Meeting, stockholders must deliver to the Corporate Secretary their nominations and proposals pursuant to Section 1.12 of the Company’s bylaws. To be timely, notice by a stockholder of any such nomination or proposal must have been provided not earlier than the open of business on February 8, 2023 and not later than the close of business on March 10, 2023 and must otherwise comply with the applicable requirements in the Company’s bylaws.

All proposals by stockholders and notices of nominations and other general business should be sent to: TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102, Attention: Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TPG INC.

By:	/s/ Bradford Berenson
Name:	Bradford Berenson
Title:	General Counsel

Date: November 29, 2022